EXHIBIT 99.1

India Globalization Capital to Raise about $2 Million in Registered Direct Financing.

Bethesda, Md. --(Marketwire—India Globalization Capital (NYSE Amex: IGC), a company developing infrastructure in India, today announced that it has received commitments from  investors to purchase $1,998,750 of securities in a registered direct offering.  IGC expects to sell 1,599,000 newly issued shares of its common stock and warrants to purchase 319,800 shares of its common stock. The shares of common stock will be sold at a per share price of $1.25 per share and investors will receive warrants to purchase 0.20 shares of common stock at an exercise price of $1.60 per share for each share of common stock they purchase in the offering. The warrants are exercisable immediately upon issuance, and will expire three years from the date of issuance.  After fees and expenses, the net proceeds to IGC are expected to be approximately $1,838,850. The net proceeds from the offering will be used for working capital, repayment of indebtedness and capital expenditures.  The offering is expected to be consummated by September 18, 2009, subject to customary closing conditions.  Source Capital, LLC, acted as the placement agent for the transaction.

The common stock and warrants described above are being offered by IGC only by means of a prospectus. Copies of the final prospectus supplement and accompanying base prospectus relating to this offering can be obtained at the Securities and Exchange Commission’s website at http://www.sec.gov or from IGC by contacting it at IGC,  P.O. Box 60642 Potomac, Md. 20859, Attention: Investor Relations.  The Securities and Exchange Commission declared a shelf registration statement relating to these securities effective on September 10, 2009.

This press release does not and shall not constitute an offer to sell or the solicitation of any offer to buy any of the securities, nor shall there be any sale of the securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any state.

About:

About Source Capital Group, Inc.

Source Capital Group, Inc. was founded in 1992 by a management team with extensive financial industry experience at firms such as Bankers Trust, Chemical Bank, and Smith Barney. Our belief that the best financial advice should be independent, unbiased and tailor-made for each client's needs is at the core of every client's relationship with our firm. Source Capital Group began as a boutique investment banking firm specializing in small to medium-sized transactions, and we continue to focus our investment banking activities in those segments of the market. We have grown to include businesses in general securities, emerging market securities, distressed and high yield debt securities, investment management, mortgages, and business lending.

About India Globalization Capital

India Globalization Capital is a construction and materials company operating in India. IGC builds roads, bridges and highways, and provides materials to the infrastructure industry in India and China.

IGC has offices in Maryland, Mauritius, Nagpur, Cochin, Delhi, and Bangalore.  Copies of the Form S-3 and India Globalization Capital’s other filings with the SEC containing information about India Globalization Capital, our Indian operations, and other relevant documents, are available at no charge on the SEC's website (http://www.sec.gov).

For more information about India Globalization Capital, visit the company's web site at: www.indiaglobalcap.com.

Forward-Looking Statements:

This press release may contain forward-looking statements.  These statements reflect management's current views and are subject to risks and uncertainties that could cause actual results to differ materially from those projected, expressed or implied in these statements.  Factors, which could cause actual results to differ, relate to: (i) the ability of the parties to successfully execute on the contracts and business plan, (ii) our ability to raise additional capital and the structure of such capital including the exercise of warrants, and (iii) changes in the exchange rate between the U.S. Dollar and the Indian Rupee.  We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  Other factors and risks that could cause or contribute to actual results differing materially from such forward looking statements have been discussed in greater detail in the company's definitive proxy statement and supplement filed with the SEC and incorporated by reference into the Form S-3.

Contact:
John Selvaraj
India Globalization Capital, Inc.
+1-301-983-0998
info@indiaglobalcap.com
http://www.indiaglobalcap.com

Investor Relations:

RedChip Companies, Inc.
Dave Gentry, 1-800-733-2447, Ext. 104
info@redchip.com
http://www.redchip.com